Exhibit 99.1

The Arena Group Generates $4.0 Million in Net Income for Third Quarter of 2024;

First Ever Profitable Quarter

Company reduces quarterly operating expenses by 51% vs. the same quarter prior year, drives $13.6 million positive swing in quarterly income from continuing operations, demonstrating transformation plan’s rapid effectiveness

NEW YORK – November 14, 2024 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“Arena”), a technology platform and media company home to hundreds of media brands, including TheStreet, Parade Media (“Parade”), Men’s Journal, Surfer, Powder and Athlon Sports, today announced financial results for the three and nine months ending September 30, 2024 (“Q3 2024”). The Company’s business transformation plan enabled a positive swing of more than $13.6 million in quarterly income from continuing operations in the third quarter of 2024 compared to the net loss from continuing operations in the third quarter of 2023 (“Q3 2023”). This resulted in quarterly net income of $4.0 million and the first quarter of positive net income in the Company’s history.

Financial Highlights for Q3 2024:

●	Q3 2024 revenue from continuing operations was $33.6 million, compared to $37.0 million from continuing operations in Q3 2023.
●	Net income was $4.0 million, or $0.11 in diluted earnings per share for Q3 2024, compared to a net loss of $11.2 million, or $0.47 in diluted loss per share for Q3 2023.
●	Total operating expenses from continuing operations for Q3 2024 were $8.9 million, less than half the $18.4 million spent in Q3 2023 from continuing operations.
●	Adjusted EBITDA for Q3 2024 was $11.2 million compared to Adjusted EBITDA of $3.1 million for Q3 2023.
●	Arena closed a deal to license a copy of its proprietary content management system. This deal also included Arena acquiring multiple sites, including the top-tier automotive website, Autoblog.
●	Arena extended the maturity on its line of credit with Simplify Inventions, LLC and converted $15 million of debt to common equity.

“The financial results for Q3 2024 reflect the strength of the new, leaner, more efficient Arena Group,” said The Arena Group CEO, Sara Silverstein. “We’re achieving meaningful revenue diversification, including a significant increase in e-commerce and other revenue, enabling a substantial improvement in profitability. We generated higher gross margins, returned to positive operating income, and delivered our first-ever quarter of positive net income.”

“Our business transformation plan has focused on a restructuring and investments in tech and editorial,” added Silverstein. “We’re building a modern media company that not only creates great content, but also delivers strong results for our partners and drives diversified revenue and sustainable profits. We generated more than $13.6 million higher income from continuing operations on $3.4 million in lower revenue as we shed unprofitable operations. We believe we now have a stable, profitable platform for growth.”

After cutting an expected $40 million in costs on an annual basis, while leaving its editorial and technology teams largely in place, Arena’s transformation has focused on growth, audience development, diversifying revenue and a strong balance sheet.

This includes advancements in tech that help its partners better reach and leverage the company’s 100 million monthly users, not only for advertising but also for e-commerce. Arena’s investment in obtaining first-party data – via its proprietary platform – provides industry-leading addressability and monetization.

Arena’s affiliate commerce business increased 287% during the six months Q2-Q3 2024  versus the same period last year with significant growth in real, organic traffic to commerce posts and deeper relationships with retail partners who see the value of the highly-transactional audiences. While expanding the company’s range of commerce coverage, it has also improved revenue per post 57% Q3 2024 vs Q2 2024 as the company has become a trusted partner to top-tier merchants.

Brand highlights:

●	Athlon Sports: Audience traffic continues to grow substantially, increasing to 231M page views in Q3 (up 65% vs Q2). The site now garners an average of 77M page views a month, making it one of the world’s largest sports websites. Revenue was up 65% Q3 vs. Q2.
●	Parade: Digital traffic of Parade and Parade Pets also remains strong with more than 46M average monthly users and 62M average monthly page views. It has balanced, diversified revenue as its e-commerce business and social media audience continue to grow.
●	TheStreet: The financial brand continues to reach a large, dedicated, high-net-worth, finance-focused audience and excels at diversifying revenue streams through affiliate commerce which is up +396% this quarter vs Q2.

# # #

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net income (loss) as adjusted for net loss from discontinued operations, with additional adjustments for (i) interest expense (net), (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in valuation of contingent consideration; (vi) liquidated damages, (vii) loss on impairment of assets, (viii) employee retention credit, and (ix) employee restructuring payments.

Our non-GAAP Adjusted EBITDA may not be comparable to a similarly titled measure used by other companies, has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP Adjusted EBITDA as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Some of the limitations are that Adjusted EBITDA:

●	does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
●	does not reflect income tax provision, which is a noncash expense;
●	does not reflect depreciation and amortization expense and, although this is a noncash expense, the assets being depreciated may have to be replaced in the future, increasing our cash requirements;
●	does not reflect stock-based compensation and, therefore, does not include all of our compensation costs;
●	does not reflect the change in valuation of contingent consideration, and, although this is a noncash income or expense, the change in the valuations each reporting period are not impacted by our actual business operations but is instead strongly tied to the change in the market value of our common stock;
●	does not reflect liquidated damages and, therefore, does not include future cash requirements if we repay the liquidated damages in cash instead of shares of our common stock (which the investor would need to agree to);
●	does not reflect any losses from the impairment of assets, which is a noncash operating expense;
●	does not reflect the employee retention credits recorded by us for payroll related tax credits under the CARES Act; and
●	does not reflect payments related to employee severance and employee restructuring changes for our former executives.

The following table presents a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,
	2024	2023
Net income (loss)	$3,956	$(11,166)
Net loss from discontinued operations	822	2,394
Net income (loss) from continued operations	4,778	(8,772)
Add:
Interest expense (net)	3,159	4,042
Income taxes	40	52
Depreciation and amortization	2,379	3,246
Stock-based compensation	732	3,762
Change in valuation of contingent consideration	-	60
Liquidated damages	77	151
Employee restructuring payments	(8)	605
Adjusted EBITDA	$11,157	$3,146

About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like TheStreet, Parade, Men’s Journal and Athlon Sports to build their businesses. The company aggregates content across a diverse portfolio of brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

Forward-Looking Statements

This Press Release of The Arena Group Holdings, Inc. (the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues, cost reductions, market growth, capital requirements, product introductions, expansion plans and the adequacy of our funding and our ability to alleviate the conditions that raise substantial doubt about our ability to continue as a going concern (as disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 filed with the SEC on November 14, 2024). Other statements contained in this Press Release that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other stylistic variants denoting forward-looking statements.

We caution investors that any forward-looking statements presented in this Press Release, or that we may make orally or in writing from time to time, are based on information currently available, as well as our beliefs and assumptions. The actual outcome related to forward-looking statements will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. We detail other risks in our public filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024 and in Part II, Item 1A, Risk Factors, in Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 filed with the SEC on November 14, 2024. The discussion in this Press Release should be read in conjunction with the condensed consolidated financial statements and notes thereto included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and our consolidated financial statements and notes thereto included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2023.

This press release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Press Release except as may be required by law.

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$33,555	$36,996	$89,679	$99,486
Cost of revenue (includes amortization of platform development and developed technology for the three months ended September 30, 2024 and 2023 of $1,474 and $2,191, respectively and for the nine months ended September 30, 2024 and 2023 of $4,530 and $6,883, respectively)	16,562	23,046	53,035	61,991
Gross profit	16,993	13,950	36,644	37,495
Operating expenses
Selling and marketing	2,011	6,422	10,326	19,173
General and administrative	6,023	10,940	24,790	35,516
Depreciation and amortization	905	1,055	2,805	3,216
Loss on impairment of assets	-	-	1,198	119
Total operating expenses	8,939	18,417	39,119	58,024
Income (loss) from operations	8,054	(4,467)	(2,475)	(20,529)
Other (expense) income
Change in valuation of contingent consideration	-	(60)	(313)	(469)
Interest expense, net	(3,159)	(4,042)	(11,747)	(13,225)
Liquidated damages	(77)	(151)	(229)	(455)
Total other expense	(3,236)	(4,253)	(12,289)	(14,149)
Income (loss) before income taxes	4,818	(8,720)	(14,764)	(34,678)
Income tax provision	(40)	(52)	(116)	(145)
Income (loss) from continuing operations	4,778	(8,772)	(14,880)	(34,823)
Loss from discontinued operations, net of tax	(822)	(2,394)	(92,709)	(15,204)
Net income (loss)	$3,956	$(11,166)	$(107,589)	$(50,027)
Basic and diluted net income (loss) per common share:
Continuing operations	$0.13	$(0.37)	$(0.48)	$(1.61)
Discontinued operations	(0.02)	(0.10)	(2.96)	(0.70)
Basic and diluted net income (loss) per common share	$0.11	$(0.47)	$(3.44)	$(2.31)
Weighted average number of common shares outstanding – basic and diluted	37,610,058	23,445,675	31,291,641	21,567,166

THE ARENA GROUP HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$5,773	$9,284
Accounts receivables, net	25,858	31,676
Prepayments and other current assets	5,675	5,791
Current assets from discontinued operations	528	43,648
Total current assets	37,834	90,399
Property and equipment, net	196	328
Operating lease right-of-use assets	2,421	176
Platform development, net	7,203	8,723
Acquired and other intangible assets, net	23,640	27,457
Other long term assets	356	1,003
Goodwill	42,575	42,575
Noncurrent assets from discontinued operations	-	18,217
Total assets	$114,225	$188,878
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$4,192	$7,803
Accrued expenses and other	23,386	28,903
Line of credit	-	19,609
Unearned revenue	7,574	16,938
Subscription refund liability	96	46
Operating lease liability, current portion	247	358
Contingent consideration	-	1,571
Liquidating damages payable	3,153	2,924
Bridge notes	8,000	7,887
Debt	102,404	102,309
Current liabilities from discontinued operations	98,378	47,673
Total current liabilities	247,430	236,021
Unreaned revenue, net of current portion	357	542
Operating lease liability, net of current portion	1,911	-
Other long-term liabilities	46	406
Deferred tax liabilities	692	599
Simplify loan	1,100	-
Noncurrent liabilities from discontinued operations	-	10,137
Total liabilities	251,536	247,705
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at September 30, 2024 and December 31, 2023	168	168
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,000 shares designated; aggregate liquidation value: $14,356 and $14,356; Series H shares issued and outstanding: none and 14,356; common shares issuable upon conversion: none and 1,981,128 at September 30, 2024 and December 31, 2023, respectively	-	-
Total mezzanine equity	168	168
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 47,448,047 and 23,836,706 shares at September 30, 2024 and December 31, 2023, respectively	474	237
Additional paid-in capital	348,289	319,421
Accumulated deficit	(486,242)	(378,653)
Total stockholders’ deficiency	(137,479)	(58,995)
Total liabilities, mezzanine equity and stockholders’ deficiency	$114,225	$188,878